Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-199561 and 333-204556 on Form S-3 and Registration Statement Nos. 333-161151 and 333-177572 on Form S-8 of WEC Energy Group, Inc. and subsidiaries of our report dated February 2, 2016, relating to the financial statements of American Transmission Company LLC, appearing in this Annual Report on Form 10-K of WEC Energy Group, Inc. and subsidiaries for the year ended December 31, 2015.

/s/DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 26, 2016